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                                                                    EXHIBIT 10.4




                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT

                              As of March 15, 1995
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                               TABLE OF CONTENTS

1.  Authorization of Preferred Stock; Purchase and
    Sale of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1. Authorization of Preferred Shares . . . . . . . . . . . . . . . . .  1
    1.2. Purchase and Sale of the Preferred Stock  . . . . . . . . . . . . .  1
    1.3. The Closings .  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.3.1.  The Initial Closing . . . . . . . . . . . . . . . . . . . .  1
         1.3.2.  The Second Closing  . . . . . . . . . . . . . . . . . . . .  2
2.  Representations and Warranties of the Company  . . . . . . . . . . . . .  2
    2.1. Corporate Matters, etc  . . . . . . . . . . . . . . . . . . . . . .  2
         2.1.1.  Organization, Power and Standing  . . . . . . . . . . . . .  2
         2.1.2.  Capitalization  . . . . . . . . . . . . . . . . . . . . . .  2
         2.1.3.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  3
         2.1.4.  Charter and By-laws . . . . . . . . . . . . . . . . . . . .  4
         2.1.5.  Authorization and Enforceability  . . . . . . . . . . . . .  4
    2.2. Liabilities, Assets, etc. . . . . . . . . . . . . . . . . . . . . .  4
         2.2.1.  Financial Statements  . . . . . . . . . . . . . . . . . . .  4
         2.2.2.  Accounts Receivable/Churn . . . . . . . . . . . . . . . . .  5
         2.2.3.  Change in Condition . . . . . . . . . . . . . . . . . . . .  5
         2.2.4.  Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.2.5.  Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 2.2.5.1. Title to Assets  . . . . . . . . . . . . . . . . .  7
                 2.2.5.2. Real Property and Equipment  . . . . . . . . . . .  8
                 2.2.5.3. Intellectual Property Rights . . . . . . . . . . .  8
    2.3. The Systems, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.3.1. Channels . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.3.2. Licenses for Owned Channels  . . . . . . . . . . . . . . . .  9
         2.3.3. Channel Lease Agreements . . . . . . . . . . . . . . . . . .  9
         2.3.4. Other FCC Licenses . . . . . . . . . . . . . . . . . . . . . 10
         2.3.5. FAA Licenses . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.3.6. Towers . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.3.7. Programming Contracts  . . . . . . . . . . . . . . . . . . . 11
         2.3.8. System Documents . . . . . . . . . . . . . . . . . . . . . . 11
         2.3.9. Capital Expenditures . . . . . . . . . . . . . . . . . . . . 12
    2.4. Contracts, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         2.4.1. Certain Contractual Obligations  . . . . . . . . . . . . . . 12
         2.4.2. Nature of Contracts, etc.  . . . . . . . . . . . . . . . . . 13
         2.4.3. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 14
         2.4.4. Transactions with Affiliates . . . . . . . . . . . . . . . . 14
         2.4.5. Non-Contravention, etc.  . . . . . . . . . . . . . . . . . . 14
    2.5. Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . 15
         2.5.1. Compliance Generally . . . . . . . . . . . . . . . . . . . . 15
         2.5.2. Tax Matters.   . . . . . . . . . . . . . . . . . . . . . . . 15





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         2.5.3. No Illegal Payments, etc  . . . . . . . . . . . . . . . . 16
         2.5.4. Employee Benefit Plans  . . . . . . . . . . . . . . . . . 16
                2.5.4.1.  List of Plans . . . . . . . . . . . . . . . . . 16
                2.5.4.2.  Welfare Plans . . . . . . . . . . . . . . . . . 17
                2.5.4.3.  Pension Plans . . . . . . . . . . . . . . . . . 17
                2.5.4.4.  Group Health Plans  . . . . . . . . . . . . . . 17
                2.5.4.5.  Disclosure  . . . . . . . . . . . . . . . . . . 17
         2.5.5. No Governmental Approval or Consent Required  . . . . . . 17
         2.5.6. Environmental Matters, etc.   . . . . . . . . . . . . . . 17
    2.6. Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . 18
    2.7. Bulk Subscribers and Suppliers . . . . . . . . . . . . . . . . . 18
    2.8. Litigation, etc  . . . . . . . . . . . . . . . . . . . . . . . . 18
    2.9. Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    2.10. Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . 19
    2.11. Pending Acquisition . . . . . . . . . . . . . . . . . . . . . . 19
    2.12. Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . 19
    2.13. Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.  Representations and Warranties and other Agreements
    of the Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    3.1.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . 20
    3.2.  Purchase Entirely for Own Account . . . . . . . . . . . . . . . 20
    3.3.  Restricted Securities . . . . . . . . . . . . . . . . . . . . . 21
    3.4.  Suitability . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    3.5.  Financial Condition . . . . . . . . . . . . . . . . . . . . . . 21
    3.6.  Experience. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    3.7.  Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    3.8.  Legends   . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
4.  Conditions to the Investors' Obligations at
    either Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    4.1.  Representations and Warranties. . . . . . . . . . . . . . . . . 22
    4.2.  Performance . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    4.3.  Compliance Certificate. . . . . . . . . . . . . . . . . . . . . 22
    4.4.  Restated Certificate. . . . . . . . . . . . . . . . . . . . . . 22
    4.5.  Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . 22
    4.6.  Proceedings and Documents . . . . . . . . . . . . . . . . . . . 22
    4.7.  Stockholders Agreement. . . . . . . . . . . . . . . . . . . . . 22
    4.8.  Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . 22
    4.9.   Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    4.10.  Secretary's Certificate  . . . . . . . . . . . . . . . . . . . 23
    4.11.  Opinion of Company Counsel . . . . . . . . . . . . . . . . . . 23
    4.12.  Opinion of Company FCC Counsel . . . . . . . . . . . . . . . . 23
    4.13.  Completion of Boise Acquisition  . . . . . . . . . . . . . . . 23
    4.14.  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . 23
5.  Additional Conditions to the Investors' Obligations
    at the Second Closing   . . . . . . . . . . . . . . . . . . . . . . . 23
    5.1.  Completion of Yakima Acquisition  . . . . . . . . . . . . . . . 24


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6.  Conditions to the Company's Obligations at either Closing  . . . . . . 24
    6.1.  Representations and Warranties . . . . . . . . . . . . . . . . . 24
    6.2.  Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . 24
    6.3.  Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . 24
7.  Affirmative Covenants of the Company . . . . . . . . . . . . . . . . . 24
    7.1.  Financial Statements and Reports.  . . . . . . . . . . . . . . . 25
          7.1.1.  Annual Reports . . . . . . . . . . . . . . . . . . . . . 25
          7.1.2.  Quarterly Reports. . . . . . . . . . . . . . . . . . . . 25
          7.1.3.  Monthly Reports  . . . . . . . . . . . . . . . . . . . . 25
          7.1.4.  Other Reports. . . . . . . . . . . . . . . . . . . . . . 26
          7.1.5.  Visits and Discussions . . . . . . . . . . . . . . . . . 26
          7.1.6.  Litigation, etc  . . . . . . . . . . . . . . . . . . . . 26
          7.1.7.  Other Information. . . . . . . . . . . . . . . . . . . . 27
    7.2.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . 27
    7.3.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . 27
    7.4.  Dealings with Affiliates and Others  . . . . . . . . . . . . . . 27
    7.5.  Certain Restrictions . . . . . . . . . . . . . . . . . . . . . . 27
    7.6.  Observer Rights  . . . . . . . . . . . . . . . . . . . . . . . . 29
    7.7.  Current Payments to Meet Tax Liability.  . . . . . . . . . . . . 29
    7.8.  Conversion of Shares to Subordinated Note  . . . . . . . . . . . 29
8.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    8.1.  Rescission.  . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    8.2.  Fair Value . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    8.3.  Cure by Stockholders.  . . . . . . . . . . . . . . . . . . . . . 31
    8.4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    8.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
9.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    9.1.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . 31
    9.2.  Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . 31
    9.3.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . 32
          9.3.1. Action  . . . . . . . . . . . . . . . . . . . . . . . . . 32
          9.3.2. Affiliate . . . . . . . . . . . . . . . . . . . . . . . . 32
          9.3.3. Business  . . . . . . . . . . . . . . . . . . . . . . . . 33
          9.3.4. By-laws.  . . . . . . . . . . . . . . . . . . . . . . . . 33
          9.3.5. Charter . . . . . . . . . . . . . . . . . . . . . . . . . 33
          9.3.6. Code  . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          9.3.7. Compensation. . . . . . . . . . . . . . . . . . . . . . . 33
          9.3.8. Contractual Obligation  . . . . . . . . . . . . . . . . . 33
          9.3.9. Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          9.3.10. Distribution . . . . . . . . . . . . . . . . . . . . . . 34
          9.3.11. Enforceable. . . . . . . . . . . . . . . . . . . . . . . 34
          9.3.12. ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 34
          9.3.13. Generally Accepted Accounting Principles . . . . . . . . 34





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          9.3.14. Guarantee  . . . . . . . . . . . . . . . . . . . . . . . 34
          9.3.15. Governmental Authority.  . . . . . . . . . . . . . . . . 35
          9.3.16. Governmental Order.  . . . . . . . . . . . . . . . . . . 35
          9.3.17. Legal Requirement  . . . . . . . . . . . . . . . . . . . 35
          9.3.18. Lien . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          9.3.19. Material Adverse Effect; Material. . . . . . . . . . . . 35
          9.3.20. Members of the Immediate Family. . . . . . . . . . . . . 36
          9.3.21. Ordinary Course of Business. . . . . . . . . . . . . . . 36
          9.3.22. Person.  . . . . . . . . . . . . . . . . . . . . . . . . 36
          9.3.23. Required Shares  . . . . . . . . . . . . . . . . . . . . 36
          9.3.24. Subsidiary . . . . . . . . . . . . . . . . . . . . . . . 36
          9.3.25. System . . . . . . . . . . . . . . . . . . . . . . . . . 36
          9.3.26. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 36
          9.3.27. Tax Return.  . . . . . . . . . . . . . . . . . . . . . . 37
    9.4.  Cross-Reference Table. . . . . . . . . . . . . . . . . . . . . . 37
    9.5.  Survival of Covenants; Assignability of Rights . . . . . . . . . 38
    9.6.  Replacement of Lost Securities . . . . . . . . . . . . . . . . . 38
    9.7.  Notice of Proposed Transfer; Opinions of Counsel . . . . . . . . 39
    9.8.  Incorporation by Reference . . . . . . . . . . . . . . . . . . . 39
    9.9.  Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . 39
    9.10. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . 39
    9.11. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    9.12. Effect of Headings . . . . . . . . . . . . . . . . . . . . . . . 40
    9.13. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 40
    9.14. Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . 41
    9.15. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 41





                                      -iv-
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                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT

          This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this 15th day of March, 1995 by and among WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC., a Delaware corporation (the "Company"), BOSTON VENTURES LIMITED PARTNERSHIP IV, a Delaware limited partnership ("Fund IV"), and BOSTON VENTURES
LIMITED PARTNERSHIP IVA, a Delaware limited partnership ("Fund IVA").   Fund IV
and Fund IVA are each referred to herein individually as an "Investor" and are collectively referred to herein as the "Investors."

         THE PARTIES HERETO AGREE AS FOLLOWS:

1.  Authorization of Preferred Stock; Purchase and Sale of Preferred Stock.

        1.1. Authorization of Preferred Shares. The Company has authorized the issuance and sale of 35,000 shares of Class A Cumulative Convertible Preferred Stock, $.01 par value (the "Preferred Stock"). The rights, privileges, and preferences of the Preferred Stock are as set forth in the Restated Certificate of Incorporation of the Company in the form attached as Exhibit A to this Agreement (the "Restated Certificate").

        1.2. Purchase and Sale of the Preferred Stock. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to Fund IV and Fund IVA, and Fund IV and Fund IVA, severally and not jointly, agree to purchase from the Company 20,919.045 shares and 14,080.955 shares of Preferred Stock (the "Shares"), respectively, at a purchase price of $1,000 per share.

        1.3. The Closings. The purchase and sale of the Shares shall take place at two closings (the "Closings", each a "Closing"), at the offices of Ropes & Gray, One International Place, Boston, Massachusetts or at such other place as the parties shall mutually agree.

                 1.3.1. The Initial Closing. The initial Closing (the "Initial Closing") shall take place on March 15, 1995 at 10:00 a.m. Boston time, or at such other time as the parties shall mutually agree. At the Initial Closing, the Company shall deliver to each of Fund IV and Fund IVA a certificate or certificates, registered in such Investor's name, representing, respectively, 14,942.175 and 10,057.825 of the Shares to be acquired by such Investor pursuant to this Agreement, against payment of the purchase price thereof in lawful money of the United States of America by wire transfer to one or more accounts designated by the Company prior to the Initial Closing or by check payable to the Company.

                 1.3.2. The Second Closing. The second Closing (the "Second Closing") shall take place at a date and time designated by the Company on not less than 15 days prior notice to the Investors, but in no event shall the Investors be obligated to purchase Shares at the Second Closing after June 30, 1995. At the Second Closing, the Company shall deliver to each Investor a certificate or certificates, registered in such Investor's name, representing, respectively, the remaining 5,976.870 and 4,023.130 of the Shares to be acquired by such Investor under this Agreement not purchased by such Investor at the Initial Closing, against payment of the purchase price thereof in lawful money of the United States of America by wire transfer to one or more accounts designated by the Company prior to the Second Closing or by check payable to the Company.

2.  Representations and Warranties of the Company.

         In order to induce the Investors to enter into this Agreement and to consummate the transaction contemplated hereby, the Company represents and warrants to the Investors as follows:

         2.1.  Corporate Matters, etc.

                 2.1.1. Organization, Power and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and the Stockholders Agreement to be entered into pursuant to Sections 4.7 and 6.3 (the "Stockholders Agreement"; this Agreement and the Stockholders Agreement being referred to herein collectively as the "Transaction Agreements"), to carry on its business as currently conducted, and to consummate the transactions contemplated by the Transaction Agreements. The Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing as such, in each jurisdiction listed in
         Schedule 2.1.1 and in which the failure to be so qualified or licensed and in good standing would have a Material Adverse Effect.

                 2.1.2. Capitalization. Upon filing of the Restated Certificate, the entire authorized capital stock of the Company will consist of 65,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 24,052,280 shares are issued and outstanding, and 35,000 shares of Preferred Stock, none of which shares will be issued and outstanding prior to the Initial Closing.
         Schedule 2.1.2 sets forth a list of the holders of record of the issued and outstanding shares of Common Stock and the number of shares held by each of them. The Company holds no shares of Common Stock and no shares of Preferred Stock in its treasury. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The Company has reserved 35,000 shares of Preferred Stock for issuance hereunder. When issued and paid for in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. The Company has authorized and reserved (and will at all times maintain such authorization and reservation) a sufficient number of shares of its Common Stock for issuance upon conversion of the Shares (the "Conversion Shares"), and the Conversion Shares will, upon such issuance in accordance with the terms of the Preferred Stock, be duly authorized, validly issued, fully paid and non-assessable. The Company has not violated the Securities Act of 1933, as amended (the "Securities Act"), or any state blue sky or securities law, or the preemptive rights of any person, in connection with the issuance of any of its securities. Other than the Preferred Stock, the Restated Stock Option Plan to be adopted pursuant to Section 4.8 (the "Stock Option Plan") and the warrants to be issued pursuant to Section 4.9, there are no outstanding warrants, options or other rights to purchase or acquire from the Company, or securities exchangeable for or convertible into, any securities of the Company. Listed and described on Schedule 2.1.2 are all options which the Company has granted or determined to grant pursuant to the Stock Option Plan or any predecessor plan. Other than as set forth in the Stockholders Agreement, there are no existing rights with respect to registration under the Securities Act of any of the Company's securities and there are no preemptive rights with respect to the issuance and sale of the Shares or the Conversion Shares. Except as set forth in the Stockholders Agreement or as imposed by applicable securities laws and the rules and regulations of the Federal Communications Commission (the "FCC"), upon each Closing there will be no restrictions on the transfer or voting of any shares of the Company's capital stock.
         There is no Contractual Obligation or Charter or By-law provision which obligates the Company to purchase or redeem, or make any payment (other than dividends on the Preferred Stock) in respect of, any shares of capital stock or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar right or grants any right to share in the equity, income, revenues or cash flow of the Company.

                 2.1.3. Subsidiaries. Schedule 2.1.3 sets forth the name and jurisdiction of incorporation or formation of each Subsidiary of the Company. Each Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under its jurisdiction of organization. Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or partnership, and is in good standing as such, in each jurisdiction listed in Schedule
         2.1.3 and in which the failure to be so qualified or licensed and in good standing would have a Material Adverse Effect. The Company or another wholly owned Subsidiary of the Company is the beneficial and record holder of all of the issued and outstanding shares of capital stock of each Subsidiary which is a corporation, such shares have been duly authorized, validly issued, are fully paid and nonassessable, and the Company or the Subsidiary in question owns such shares free and clear of any Liens other than restrictions on transfer imposed by applicable securities laws and the rules and regulations of the FCC. Except as set forth in Schedule 2.1.3, the Company or another wholly owned Subsidiary of the Company is the beneficial and record owner of all the issued and outstanding equity interests in each Subsidiary which is not a corporation, and such equity interest has been validly issued and is owned by the

         Company or the Subsidiary in question free and clear of any Liens other than restrictions on transfer imposed by applicable securities laws and the rules and regulations of the FCC. Except as set forth in
         Schedule 2.1.3, there is no Contractual Obligation or Charter or By-law provision which obligates any Subsidiary of the Company to issue, purchase, or redeem, or make any payment in respect of, any shares of its capital stock or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar right or grants any right to share in the equity, income, revenues or cash flow of any Subsidiary of the Company. The Company has no investment in any Person, other than investments in (i) its Subsidiaries listed on Schedule 2.1.3 and (ii) demand deposit or money market accounts.

                 2.1.4. Charter and By-laws. The Company heretofore delivered to the Investors a true and complete copy of the Charter and By-laws of the Company and each of its Subsidiaries.

                 2.1.5. Authorization and Enforceability. Each of the Transaction Agreements and any other agreements, instruments, or documents entered into by the Company pursuant to the Transaction Agreements (collectively, the "Transaction Documents") have been duly authorized by all necessary corporate action of the Company and its stockholders and directors, have been duly executed and delivered by the Company, and are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         2.2.  Liabilities, Assets, etc.

                 2.2.1.  Financial Statements.  Attached hereto as Schedule
         2.2.1 are the following: (i) The unaudited consolidated and consolidating balance sheets as of December 31, 1994 and unaudited consolidated and consolidating statements of income and cash flows for the fiscal year then ended of the Company and its Subsidiaries, including the latest drafts of any notes that have been prepared to be part of the Company's annual financial statements for 1994 (the "1994 Financials"), (ii) the consolidated balance sheet as of December 31, 1993 and the consolidated statements of income and cash flows for the fiscal year then ended of WJB-TV Limited Partnership ("WJB-TV"), together with the report of the independent auditors thereon (including the accompanying notes thereto, the "1993 Financials"),
         (iii) the consolidated balance sheet as of December 31, 1992, and the audited consolidated statements of income and cash flows for the year then ended of WJB-TV, together with the report of the independent auditors thereon (including the accompanying notes thereto, the "1992 Financials") (together with the 1994 Financials and the 1993 Financials, the "Financial Statements"), (iv) the Company's budget for 1995, as approved by the Company's Board of Directors (the "Budget"), and (v) interim financial information for the Company for 1995, including consolidated and consolidating balance sheets of the Company and its Subsidiaries of January 31, 1995 and the related consolidated and consolidating statements of income for the month then ended

         (the "Interim 1995 Financials").

                 The Financial Statements (including the notes thereto) were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods specified therein, and present fairly the financial position and results of operations of the Company and its Subsidiaries, and their predecessor entities, for the periods specified therein, subject in the case of the 1994 Financials and the Interim 1995 Financials to (i) an absence of footnotes, and
         (ii) normal year-end audit adjustments which will not in the aggregate be material. The Budget was prepared in good faith, and was when prepared, and continues to be, a reasonable estimate of expected results for the periods covered thereby, it being understood that the actual results of operations of the Company's Business after the date hereof will depend in part upon future general economic conditions and other matters not within the control of the Company.

                 2.2.2. Accounts Receivable/Churn. Schedule 2.2.2 sets forth an aged list of accounts receivable as of February 28, 1995 that are due from subscribers in the Ordinary Course of Business. Said receivables are currently due and payable and, except as set forth in
         Schedule 2.2.2, are not subject to any deferred payment terms. Such list of receivables shows, as of February 28, 1995, the number of subscribers whose accounts had balances outstanding from the due date for (i) 1-29 days, (ii) 30-59 days, (iii) 60-89 days, and (iv) 90 or more days, and the estimated reserve for uncollectible amounts. The Company has estimated the necessary reserve for these receivables in good faith and will make good faith attempts to collect such receivables in the ordinary course of business. Schedule 2.2.2 also sets forth the number of subscribers served by each System operated by the Company and its Subsidiaries, and the churn rate for each System, for the months of December 1994, January 1995 and February 1995. The Company has prepared these numbers in good faith and believes the numbers to be accurate.

                 2.2.3. Change in Condition. Except for the matters set forth in Schedule 2.2.3, which matters have not had and will not have, individually or in the aggregate, a Material Adverse Effect, since December 31, 1994:

                          2.2.3.1. The Business of the Company and its Subsidiaries has been conducted only in the Ordinary Course of Business;

                          2.2.3.2.  Neither the Company nor any of its
                 Subsidiaries has made any capital expenditures in amounts in excess of that shown in the Budget, the amounts of capital expenditures set forth in the Budget continue to be reasonable projections of the capital expenditures of the Company and its Subsidiaries for the periods covered thereby, and neither the Company nor any of its Subsidiaries has made any commitments for capital expenditures that would exceed, in any year, the amounts set forth as capital expenditures in the Budget or in any projections for years subsequent to 1995 which have been furnished to the Investors;

                          2.2.3.3.  Neither the Company nor any of its
                 Subsidiaries has mortgaged, pledged or subjected to any Lien any of its property, business or assets other than (i) conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the Ordinary Course of Business and aggregating not more than $100,000, and (ii) Liens disclosed on Schedule 2.2.5 hereto;

                          2.2.3.4.  Neither the Company nor any of its
                 Subsidiaries has become liable in respect of any Guarantee or has incurred or otherwise become liable in respect of any Debt except for borrowings in the Ordinary Course of Business under credit facilities in existence on December 31, 1994;

                          2.2.3.5.  Neither the Company nor any of its
                 Subsidiaries has declared or made any Distribution;

                          2.2.3.6.  Neither the Company nor any of its
                 Subsidiaries has (i) sold, leased to others or otherwise disposed of any of its assets (except for assets sold in the Ordinary Course of Business in connection with services provided to customers), (ii) entered into any Contractual Obligation relating to (A) the purchase of any capital stock or interest in any Person, (B) the purchase of assets constituting a business or (C) any merger, consolidation or other business combination, (iii) cancelled or compromised any Debt or claim other than accounts receivable in the Ordinary Course of Business, (iv) sold, transferred, licensed or otherwise disposed of any intangible assets, (v) waived or released any right of substantial value, (vi) instituted, settled or agreed to settle any material Action or (vii) entered into or consummated any transaction with any Affiliate (other than with the Company or a wholly owned Subsidiary of the Company);

                          2.2.3.7.  There has been no material loss,
                 destruction or damage to any material item of property of the Company or any of its Subsidiaries, whether or not insured;

                          2.2.3.8.  Neither the Company nor any of its
                 Subsidiaries has made any changes in the rate of Compensation payable or paid or agreed or orally promised to pay, conditionally or otherwise, any extra Compensation, or severance or vacation pay, to any director, officer, manager, consultant or agent of the Company or any of its Subsidiaries (other than increases granted to employees in the Ordinary Course of Business and the bonuses listed in Schedule 2.2.3, which were accrued as expenses in the December 31, 1994 balance sheet of the

                 Company and its Subsidiaries);

                          2.2.3.9. Neither Company nor any of its Subsidiaries has made any material change in its customary methods of accounting or accounting practices, pricing policies or payment or credit practices or failed to pay any creditor any amount owed to such creditor when due or granted any extensions of credit other than in the Ordinary Course of Business;

                          2.2.3.10. Neither the Company nor any of its Subsidiaries has entered into any Contractual Obligation to do any of the things referred to elsewhere in this Section 2.2.3.; and

                          2.2.3.11. No Material Adverse Effect has occurred, nor have any event or events occurred which, individually or in the aggregate, will have a Material Adverse Effect.

                 2.2.4. Liabilities. Except as set forth in Schedule 2.2.4, after giving effect to the Closings hereunder and the consummation of the transactions contemplated hereby, neither the Company nor any of its Subsidiaries will have any material liabilities or other material obligations, whether absolute, accrued, contingent, due, to become due, or otherwise, other than, to the extent the existence thereof is consistent with all other representations and warranties of the Company (including without limitation those contained in the Schedules hereto), the following:

                          2.2.4.1. Obligations and liabilities of the Company and its Subsidiaries set forth on the Financial Statements (or in the notes thereto).

                          2.2.4.2. Obligations and liabilities of the Company and its Subsidiaries incurred in usual amounts since December 31, 1994 in the Ordinary Course of Business.

                          2.2.4.3. Obligations and liabilities of the Company and its Subsidiaries in respect of the Contracts listed in
                 Section 2.4.1 and the documents referred to in Section 2.3.

                          2.2.4.4. Obligations and liabilities of the Company and its Subsidiaries specifically disclosed in this Agreement or in a Schedule to this Agreement..

                 2.2.5.  Assets.

                          2.2.5.1. Title to Assets. Each of the Company and its Subsidiaries has good and marketable title to or, in the case of property held under lease or other Contractual Obligation, a valid and enforceable right to use, all of its properties, rights and assets, whether real or personal and whether tangible or intangible (collectively, the "Assets"), including without limitation all properties, rights and assets reflected in the balance sheets contained in the Financial Statements (except as sold or otherwise disposed of since the dates of such balance sheets in the Ordinary Course of Business), and other minor imperfections of title, if any, which do not materially detract from the value, or impair the use, of the Assets subject thereto. The Assets are not subject to any Lien except as described in Schedule 2.2.5 hereto. The Assets (including without limitation the Real Property, the Equipment, the Intangibles and the Contracts) constitute all properties, rights and assets held for or used in or necessary for the conduct of the Company's business as currently conducted.

                          2.2.5.2. Real Property and Equipment.  Except as set
                 forth in Schedule 2.3.8, all of the real property and fixtures and other improvements constituting owned or leased real property included in the Assets (the "Real Property") and all of the tangible personal property included in the Assets (the "Equipment") are in such condition that the Business can be operated as it is currently operated. Schedule 2.3.8 sets forth a list of each lease or other Contractual Obligation (including all amendments) under which any Real Property or Equipment having a cost or capital lease obligation in excess of $50,000 is held or used by the Company or any of its Subsidiaries (the "Leases"). There is no lease or other Contractual Obligation under which the Company or any of its Subsidiaries is liable as lessor with respect to any Real Property or Equipment. Schedule 2.3.8 also sets forth a list of all of the Real Property and of the addresses of each other location, if any, at which is located any Equipment.

                          2.2.5.3. Intellectual Property Rights.  The Company
                 and its Subsidiaries have all patents, trademarks, service marks, trade names, trade secrets, copyrights, license or similar rights necessary for the conduct of the Business as presently conducted, and the conduct of the Business by the Company and its Subsidiaries does not infringe or violate, and has not infringed or violated, any such rights of any Person.

         2.3. The Systems, etc.

                 2.3.1. Channels. Schedule 2.3.1 contains a complete list, for each locality in which the Company and its Subsidiaries operate or are developing a wireless cable television broadcasting system other than Boise, Idaho or Yakima, Washington (each, a "Locality") of: (i) all channel frequencies in such Locality for which the Company or a Subsidiary thereof is the licensee under a license from the FCC to broadcast over such channel frequency (the "Owned Channels"), (ii) all channel frequencies in such Locality other than the Owned Channels which the Company or a Subsidiary thereof has a right to use (the "Leased Channels"), and the licensee or licensees for each

         Leased Channel, and (iii) any Instructional Television Fixed Service
         (ITFS) Multipoint Distribution Service (MDS) or Multichannel Multipoint Distribution Service (MMDS) channel frequencies used or usable, or which may become available, for wireless cable television broadcasting in such Locality other than the Owned Channels and the Leased Channels (the "Remaining Channels"), the licensee or licensees, if any, for each Remaining Channel and, if there is no licensee for a Remaining Channel, the applicant or applicants for any FCC license to broadcast over such Remaining Channel, the method by which such license is expected to be issued, and the approximate date by which such license is expected to be issued. Schedule 2.3.1 also sets forth the status of any pending applications, channel leases or other agreements under negotiation, or other events known to the Company, which could result in any change in the information contained in such Schedule.

                 2.3.2. Licenses for Owned Channels.  Listed and described on
         Schedule 2.3.2 are all of the FCC channel licenses pertaining to the Owned Channels ("Owned Licenses"), all of which are valid and in full force and effect, except with respect to the applied-for and to-be-applied-for modifications listed on Schedule 2.3.2. True, complete and correct copies of all such licenses, and all amendments thereto as of the date hereof, have been delivered by the Company to the Investors. Neither the Company nor any of its Subsidiaries has done or performed any act which would invalidate or impair its rights under any of the Owned Licenses; and all of the Owned Licenses will remain in full force and effect giving effect to the transactions contemplated hereby.

                 2.3.3. Channel Lease Agreements.

                          2.3.3.1. All of the channel lease agreements, excess air time lease agreements and other agreements pursuant to which the Company and its subsidiaries have the right to use any of the Leased Channels (the "Channel Lease Agreements") are listed and described on Schedule 2.3.1. True, complete and correct copies of the Channel Lease Agreements and all amendments thereto as of the date hereof have been delivered by the Company to the Investors. All of the Channel Lease Agreements currently being negotiated by the Company and its Subsidiaries are listed and described on Schedule 2.3.1.

                          2.3.3.2. All of the Channel Lease Agreements are validly existing, legally enforceable obligations of the Company or the Subsidiary party thereto, as the case may be, and, to the best of the Company's knowledge, the other parties thereto. All of the Channel Lease Agreements comply with the terms of existing licenses and approvals, if any, granted by the FCC to the lessors thereunder and the transmission of signals pursuant to such Channel Lease Agreements complies in all respects with such FCC licenses and approvals. Neither the Company nor any of its Subsidiaries has done or performed any act which would invalidate or impair its rights under any of the Channel Lease Agreements; and all of the Channel Lease Agreements will remain in full force and effect after giving effect to the transactions contemplated hereby.

                          2.3.3.3. Listed and described on Schedule 2.3.1 are all of the FCC channel licenses pertaining to the Leased Channels, all of which are valid and in full force and effect. True, complete and correct copies of all such licenses, and all amendments thereto as of the date hereof, have been delivered by the Company to the Investors.

                 2.3.4. Other FCC Licenses. Schedule 2.3.4 sets forth all of the FCC licenses, authorizations and approvals utilized by the Company and its Subsidiaries to transmit commercial programming, data, information or for any other use other than the FCC channel licenses listed in Schedule 2.3.1 and Schedule 2.3.2, all of which are in full force and effect. The Company or a Subsidiary thereof or the lessors under the Channel Lease Agreements have all necessary or required FCC licenses, authorizations and approvals to transmit commercial programming, data, information or any other use currently authorized by law over each of the channel frequencies listed in Schedule 2.3.1 in each of the Localities, as set forth on such Schedule. To the extent that the FCC hereafter authorizes utilization of compression technology by wireless cable television systems to increase the capacity of the existing thirty-three (33) channel frequencies in the Localities, the Company and its Subsidiaries will be entitled to the benefit of such authorization, and will not be prohibited or materially restricted from doing so by any of the Channel Lease Agreements, except for such restrictions as are imposed by applicable Legal Requirements.

                 2.3.5. FAA Licenses. Listed and described on Schedule 2.3.5 are all the licenses, authorizations and approvals of the Federal Aviation Administration (the "FAA") utilized by the Company and its Subsidiaries to transmit commercial programming, data, information, or for any other use, all of which are in full force and effect, and all of which will remain in full force and effect after giving effect to the transactions contemplated hereby.

                 2.3.6. Towers.

                          2.3.6.1. The Company and its Subsidiaries own or lease for use space at the antenna towers at the locations set forth in Schedule 2.3.6 (the "Towers"), pursuant to the leases (the "Tower Leases") identified in such Schedule. To the best of the Company's knowledge, the Towers comply in all material respects with all Legal Requirements of the FAA and the FCC. Except for the Towers, there are no other existing or proposed antenna towers owned or leased for use by the Company and its Subsidiaries.

                          2.3.6.2. The use of the Towers by the Company and its Subsidiaries is in full compliance in all respects with all Legal Requirements applicable to the Company and its Subsidiaries, including without limitation including without limitation requirements of the FAA and the FCC. To the best knowledge of the Company , the construction and use of the Towers by the owners thereof is in compliance in all material respects with all Legal Requirements applicable thereto, including without limitation, requirements of the FAA and FCC, applicable zoning restrictions and ordinances, variances thereto or conditional use permits of the jurisdictions in which the Tower in question is located; all health and fire codes and ordinances; and all subdivision regulations; except for such non-compliance as does not and will not, individually or in the aggregate, result in any Material Adverse Effect.

                          2.3.6.3. To the best of the Company's knowledge, all certificates, licenses, approvals and permits necessary in connection with the construction and present use and operation of the Towers have been issued by the appropriate Governmental Authorities, except for such non-compliance with such requirements as has not had and will not have, individually or in the aggregate, a Material Adverse Effect. All such licenses, approvals, permits and certificates will continue in full force and effect after giving effect to the transactions contemplated hereby.

                 2.3.7.  Programming Contracts

                          2.3.7.1. Listed and described on Schedule 2.3.7 are all contracts under which the Company or any Subsidiary thereof has the right to broadcast any programming in any of the Systems (the "Programming Contracts"). True, complete and correct copies of all of the Programming Contracts and all amendments thereto have been delivered by the Company to the Investors. All of the Programming Contracts currently being negotiated by the Company and its Subsidiaries are listed and described on Schedule 2.3.7.

                          2.3.7.2. All of the Programming Contracts are validly existing, legally enforceable obligations of the Company or the Subsidiary party thereto, as the case may be. Neither the Company nor any of its Subsidiaries has done or performed any act which would invalidate or impair its rights under the Programming Contracts; and all of the Programming Contracts will remain in full force and effect after giving effect to the transactions contemplated hereby.

                 2.3.8. System Documents.

                          2.3.8.1. The Company and its Subsidiaries have no presently existing contract, agreement, lease, permit, consent, license or commitment, whether written or oral, affecting or relating to the operation of the Systems other than (i) the FCC and FAA approvals and authorizations listed on Schedules 2.3.2, 2.3.3, 2..3.4 and 2.3.5, (ii) the Channel Lease Agreements, (iii) the Programming Contracts and (iv) the documents listed on
                 Schedule 2.3.8 (collectively, the "System Documents"). The rights granted in the System Documents constitute all of the rights utilized by the Company and its Subsidiaries to transmit wireless cable television service over the channel frequencies in the Localities. All of the System Documents are validly existing, legally enforceable obligations of the Company and its Subsidiaries and, to the best of the Company's knowledge, the other parties thereto. The Company has delivered copies of all of System Documents to the Investors as of the date hereof.

                          2.3.8.2. The Systems and all equipment and real property used in connection therewith are now being utilized, operated and maintained in all material respects in conformity with the provisions of the System Documents and with all other applicable laws and regulations including, without limitation, rules and regulations of the FCC and of any governmental agency or authority having jurisdiction with respect thereto.

                          2.3.8.3. The Company and its Subsidiaries have not in any manner at any time prior hereto failed to so utilize, operate and maintain the Systems in a manner which could now or hereafter result in cancellation or termination of, or material liability for damages under, any of the System Documents or any other applicable laws and regulations, nor has the Company or any of its Subsidiaries defaulted in its obligations pursuant to any of the System Documents which default could result in the cancellation of any System Document or materially adversely affect the rights of the Company or any of its Subsidiaries thereunder.

                 2.3.9. Capital Expenditures. The Company's reasonable good faith estimate of the costs of fulfilling commitments to complete construction and provide the technical facilities as required under the Channel Lease Agreements is set forth in the Budget and, for years after 1995, in the projections that have been furnished to the Investors by the Company, which projections were prepared in good faith, were reasonable when made and continue to be reasonable.

         2.4. Contracts, etc.

                 2.4.1. Certain Contractual Obligations.  Set forth on Schedule
         2.4.1 hereto is a true and complete list of all of the following Contractual Obligations of the Company and its Subsidiaries (the "Contracts"):

                          2.4.1.1. All plans, agreements, arrangements or practices which constitute Compensation or benefits to any of the officers or employees of the Company and its Subsidiaries.

                          2.4.1.2. All Contractual Obligations under which the Company or any of its Subsidiaries is or will after any Closing be (i) restricted from carrying on any business or other activities anywhere in the world or (ii) bound to participate in any allocation or sharing of taxes;

                          2.4.1.3. All Contractual Obligations (including without limitation options) to sell or otherwise dispose of any Assets except in the Ordinary Course of Business;

                          2.4.1.4. All Contractual Obligations under which the Company or any of its Subsidiaries may become obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets or securities, (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) and (ii).

                          2.4.1.5. All commitments for free service or other obligations to potential subscribers in the markets in which the Company and its Subsidiaries operate or intend to operate; and

                          2.4.1.6. All Contractual Obligations (other than purchase orders or sales orders) not otherwise required to be listed on Schedule 2.4.1 or in the Schedules referred to in
                 Section 2.3, which individually involve liabilities of the Company or any of its Subsidiaries in excess of $50,000.

                 Schedule 2.4.1. also lists and described the status of all contracts currently in negotiation or proposed by the Company or any Subsidiary of the type which, if entered into by the Company or any Subsidiary, would require such contract to be listed on Schedule 2.4.1 according to this Section 2.4.1 or otherwise to be disclosed herein. The Company has heretofore delivered to the Investors a true and complete copy (or the latest draft thereof, if applicable) of each of the Contractual Obligations listed on Schedule 2.4.1, each as in effect on the date hereof and as it will be in effect at each Closing.

                 2.4.2. Nature of Contracts, etc. Each Contract is, and after giving effect to the Closings hereunder and the consummation of the transactions contemplated hereby will be, Enforceable by the Company or the applicable Subsidiary. No breach or default by the Company or any of its Subsidiaries under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination or acceleration by any other Person under any of the Contracts. To the best knowledge of the Company, no breach or default by any Person other than the Company and its Subsidiaries under any of its Contracts has occurred and is continuing, and no default has occurred which with notice or lapse of time would constitute such a breach or default or permit termination or acceleration by the Company or any Subsidiary under any of such Contracts.

                 2.4.3. Insurance. The Company and each of its Subsidiaries maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring each of them with respect to its respective business and properties, and in such amounts and against such losses and risks as is usually carried by persons engaged in the same or similar businesses. Set forth on
         Schedule 2.4.3 is a list of all policies under which the Company or any of its Subsidiaries are currently insured (the "Policies"), including without limitation liability, casualty and business interruption policies. The list includes the type of policy, policy number and insurer, coverage dates, named insureds, limit of liability and deductible. After giving effect to the Closings and the consummation of the transactions contemplated, each of the Policies will be in full force and effect and be payable to the Company or one or more of its Subsidiaries.

                 2.4.4. Transactions with Affiliates. Except for the matters set forth on Schedule 2.4.4 hereto, no Affiliate of the Company or its Subsidiaries is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any Contractual Obligation with, the Company or any of its Subsidiaries. All Contractual Obligations between the Company and its Subsidiaries and any Affiliate have been entered into on an arms'-length basis on terms no less favorable to the Company and its Subsidiaries than would be available from a non-Affiliate. All transactions between the Company or any of its Subsidiaries and any Affiliate of Company and its Subsidiaries which occurred during the periods covered by the Financial Statements are reflected in the Financial Statements at amounts which do not overstate the net worth or net income of the Company and its Subsidiaries as compared with fair market values and prices which would have been charged and paid between parties at arms' length at the time of the entering into of the transactions in question.

                 2.4.5. Non-Contravention, etc. Neither the execution and delivery of the Transaction Agreements nor the consummation of any of the transactions contemplated hereby does or will constitute, result in or give rise to (i) a breach of or a default under any Contractual Obligation or Charter or By-Laws provision of the Company or any of its Subsidiaries, or any Legal Requirement applicable to any Company or any of its Subsidiaries, (ii) the acceleration of the time for performance of any obligation under any such Contractual Obligation,
         (iii) the imposition of any Lien upon or the forfeiture of any Asset (including without limitation any Asset held under a lease or license), (iv) the requirement that any consent under or waiver of any such Legal Requirement, Contractual Obligation, Charter or By-Laws be obtained, or (v) any right of termination, modification of terms, or any other right or cause of action under any such Contractual Obligation.

         2.5.  Compliance with Laws, etc.

                 2.5.1. Compliance Generally. Except as disclosed in Schedule 2.5.6, the operations of the business of the Company and its Subsidiaries as heretofore or currently conducted were not and are not in violation of, nor is the Company or any of its Subsidiaries in default under, any Legal Requirement, except for such violations or defaults as have not had and will not have, individually or in the aggregate, a Material Adverse Effect or will be material to any Subsidiary of the Company. Future expenditures with respect to the operations of the business of the Company and its Subsidiaries as currently conducted required to meet the provisions of any Legal Requirement currently in effect (or, to the knowledge of the Company, enacted but to take effect in future) will not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have been duly granted all licenses, permits, franchises and other authorizations under any Legal Requirement necessary for the conduct of its business as currently conducted or currently proposed to be conducted, except licenses, permits, franchises and other authorizations the failure of which to have been obtained has not had and will not have, individually or in the aggregate, a Material Adverse Effect or which would not be material to any Subsidiary of the Company.

                 2.5.2.  Tax Matters.  Except as set forth on Schedule 2.5.2:

                          2.5.2.1. All Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries have been duly and timely filed in accordance with all applicable Legal Requirements, and no claim has ever been made by any taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

                          2.5.2.2. All Taxes shown to be due on the Tax Returns referred to in Section 2.5.2.1 have been paid in full, and all other assessments that are due have been paid in full;

                          2.5.2.3.  None of the Tax Returns referred to in
                 Section 2.5.2.1 has been examined by the Internal Revenue Service (the "IRS") or any state, local or foreign taxing authority;

                          2.5.2.4.  Neither the Company nor any of its
                 Subsidiaries will have as of the date of either Closing any liability for Taxes that are not in the accruals and reserves for unpaid tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth in the Financial Statements;

                          2.5.2.5. The Company has provided to the Investors true, correct and complete copies of all federal income Tax Returns, and has made available to the Investors true, correct and complete copies of all other Tax Returns, filed by it and its predecessor entities with taxing authorities since the date indicated in Schedule 2.5.2 and all requests for extensions or waivers and notices or claims given or received with respect thereto; and

                          2.5.2.6. The Company and each of its Subsidiaries has withheld and paid to, or will cause to be paid to, the IRS or the appropriate state, local or foreign taxing authority all amounts required to be withheld from the wages of the employees of the Company and its Subsidiaries under state law and the applicable provisions of the Code, and any payments made to any independent contractors, creditors, stockholders or other third parties, and the Company and its Subsidiaries will continue to do so with respect to all wages and other payments paid by it through the date of each Closing.

                 2.5.3. No Illegal Payments, etc. Neither the Company, any of its Subsidiaries, nor any of their respective officers, employees or agents (including as agents, directors or stockholders acting on behalf of the Company), has (a) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office which would subject the Company, any of its Subsidiaries or the Investors to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                 2.5.4.  Employee Benefit Plans.

                          2.5.4.1. List of Plans. Schedule 2.5.4 contains a true and complete list of all of the employee welfare benefit plans within the meaning of Section 3(1) of ERISA with respect to the Company and its Subsidiaries (the "Welfare Plans"), as well as a list of all stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity based plan, or any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan under which the Company or any of its Subsidiaries has any liability for any premiums or benefits, or which benefits any employee or former employee of the Company or any of its Subsidiaries or any beneficiary of any such employee or former employee (collectively, the "Plans").

                          2.5.4.2. Welfare Plans. Each Welfare Plan is in compliance with the applicable provisions of ERISA and the Code. Neither the Company nor any of its Subsidiaries has any contingent or other future obligations or liabilities under or with respect to any Welfare Plan which provides for the continuation of benefits at the expense of the Company or any of its Subsidiaries after retirement or other termination of employment, other than continuation of health coverage under Sections 601 through 608 of ERISA.

                          2.5.4.3. Pension Plans.  Neither the Company nor any
                 of its Subsidiaries contributes or is obligated to contribute, or has any liability for any premiums or benefits under, any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

                          2.5.4.4. Group Health Plans. The Company and each of its Subsidiaries has complied with all requirements of
                 Section 4980B of the Code and Sections 601 to 608 of ERISA relating to the continuation of coverage under their group health plans, except for such non-compliance as has not had and will not have, individually or in the aggregate, a Material Adverse Effect.

                          2.5.4.5. Disclosure. The Company has provided to the Investors true and accurate copies of all Plans other material documents relating to the Plans (including without limitation all summary plan descriptions, employee handbooks and the like).

                 2.5.5. No Governmental Approval or Consent Required. Except as set forth in Schedule 2.5.5, based in part on the representations and warranties of the Investors contained in Section 3, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority is required to be obtained or made by or on behalf of the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby, except for the filing of the Restated Certificate, which will have been filed as of the Initial Closing.

                 2.5.6.  Environmental Matters, etc.  Except as set forth in
         Schedule 2.5.6, the Company and each of its Subsidiaries is and has at all times been in compliance in all respects with all applicable Legal Requirements relating to environmental, natural resource, health or safety matters. There is no suit, claim, action or proceeding, pending (or, to the knowledge of the Company, threatened) against the Company or any of its Subsidiaries or any basis therefor, in respect of (i) noncompliance by the Company or any Subsidiary with any such Legal Requirement, (ii) personal injury, wrongful death, other tortious conduct, or the existence of any nuisance relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Company or any Subsidiary made of, containing or incorporating any hazardous, noxious or toxic materials, commodities or substances, or (iii) the presence or release or threatened release into the environment of any pollutant, contaminant or toxic, hazardous or noxious material, substance or waste, whether solid, liquid or gas and whether generated by the Company or any Subsidiary or located at or about a site included in the Real Property or heretofore owned, leased or otherwise used by the Company or any Subsidiary or any predecessor entity. Except for environmental assessments under 47 C.F.R. Section 1.1311, copies of which have been furnished to the Investors, no environmental assessments have ever been undertaken by or on behalf of the Company or any of its Subsidiaries or any of their respective predecessor entities.

         2.6. Labor Relations. None of the employees of the Company or its Subsidiaries is represented by a labor union, and, to the best of the Company's knowledge, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. To the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Company or any of its Subsidiaries. There are no controversies or disputes pending between the Company or any of its Subsidiaries on the one hand and any of their respective employees on the other hand, except for controversies and disputes with individual employees arising in the Ordinary Course of Business which have not had and will not have, individually or in the aggregate, a Material Adverse Effect.

         2.7. Bulk Subscribers and Suppliers. No material bulk subscriber (or group of subscribers which in the aggregate is material) of the Company or any of its Subsidiaries has given the Company or any of its Subsidiaries notice or, to the knowledge of the Company, taken any action which has given the Company any reason to believe that such subscriber will cease to subscribe for the services of the Company or any Subsidiary thereof, or reduce significantly the amount of such services subscribed for, and no significant supplier or vendor (or group of suppliers or vendors which in the aggregate is significant) of the Company or any of its Subsidiaries has given the Company or any of its Subsidiaries notice or, to the knowledge of the Company, has taken any other action which has given the Company any reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or adversely change its price or terms to the Company or its Subsidiaries of any products or services.

         2.8. Litigation, etc. There is no litigation, at law or in equity, or any proceeding before or investigation by any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator, against the Company or any of its Subsidiaries, or by which any of their properties are affected, pending (or, to the knowledge of the Company, threatened) or any basis therefor, except for such of the foregoing as are described in Schedule 2.8. The matters set forth in Schedule 2.8 will not, after giving effect to payments actually made pursuant to indemnity obligations under which the Company and/or its Subsidiaries is the beneficiary, result in any liability or cost on the part of the Company, any of its Subsidiaries or the Investors other than upon the occurrence of an event described in clause

(b) of Section 8.1. There is no litigation at law or in equity, or any proceeding before or investigation by any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator, pending (or, to the knowledge of the Company, threatened or any basis therefor), which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, the Transaction Agreements or any of the transactions contemplated thereby. Except as set forth in Schedule 2.8, no judgment, decree or order of any foreign, federal, state or municipal court, board or other governmental or administrative agency or any arbitrator (i) has been issued against any Person other than the Company or any of its Subsidiaries which has had or will have a Material Adverse Effect, or (ii) has been issued against the Company or any of its Subsidiaries.

        2.9. Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries, and the Company agrees to indemnify and hold the Investors harmless against any damages incurred as a result of any such claim.

        2.10. Securities Laws. Assuming that the Investors' representations and warranties contained in Section 3 of this Agreement are true and correct as of each Closing, the offer, issuance and sale by the Company to the Investors of the Shares and the Conversion Shares are, and will be as of each Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been, or will be as of each Closing, registered or qualified (or are, or will be as of each Closing, exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky and securities laws.

        2.11. Pending Acquisition. The Company has agreed to purchase the assets relating to a wireless cable television system in Boise, Idaho (the "Boise Acquisition"), pursuant to an Asset Purchase & Sale Agreement and Channel Lease entered into on September 30, 1994, as amended (the "Boise Agreement"), by and between the Company and Boise Cable Limited Partnership (the "Boise Seller"). The Company has delivered to the Investors true and complete copies of the Boise Agreement, including all exhibits and schedules thereto, all amendments thereto, all side letters entered into in connection therewith and all financial statements delivered to the Company in connection therewith. Except as set forth on Schedule 2.11, the Company has no reason to believe that any of the representations and warranties made to the Company by the Boise Seller in the Boise Agreement are not true and correct. Schedule 2.11 sets forth all of the information that would, to the best of the Company's knowledge, be required to be disclosed in the Schedules referred to in Section 2.3 if the Boise Acquisition had been completed prior to the date hereof. The Company has delivered to the Investor true and complete copies of all documents referred to in Schedule 2.11.

        2.12. Partnerships. Neither of WJB-TV Ft. Pierce Limited Partnership and WJB-TV Melbourne Limited Partnership (collectively, the "Partnerships") holds any material assets or has any material liabilities, other than licenses, permits and authorizations issued by the FCC the control or ownership of which may not be transferred to another Person without the approval of the FCC (collectively, the "Partnership Licenses"). WJB Television Limited Partnership ("Television L.P.") holds a 1% partnership interest, as sole general partner, in each of the Partnerships.
The Company and its Subsidiaries and Television L.P. have taken all necessary steps to obtain such approvals from the FCC as are necessary for Television L.P. to transfer all of the partnership interests in each of the Partnerships to the Company, and to transfer full ownership of the Partnership Licenses to the Company and/or one or more of its wholly owned Subsidiaries. The Company knows of no reason why such FCC approvals should not be granted in the ordinary course by the FCC, and the Company, its Subsidiaries and Television L.P. will use their respective best efforts to obtain such approvals and to effect such transfers as soon as is practicable. Television L.P. has received 1,000 shares of Common Stock of the Company in full consideration for the transfer by Television L.P. of its partnership interests in each of the Partnerships to the Company, and Television L.P. is not entitled to receive, and will not receive, any further consideration in connection with such transfers. Upon the consummation of such transfers, each of the Partnerships will dissolve by operation of law.

        2.13. Disclosure. Neither this Agreement (including without limitation the Schedules hereto), nor the Financial Statements, nor any certificate furnished or to be furnished by or on behalf of the Company in connection with the transactions contemplated by the Transaction Agreements, contains or will contain any untrue statement of a material fact. This Agreement (including without limitation the Schedules hereto), the Financial Statements and all certificates furnished or to be furnished by or on behalf of the Company in connection with the transactions contemplated by the Transaction Agreements do not, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3. Representations and Warranties and other Agreements of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

        3.1. Authorization. Such Investor has full power and authority to execute, deliver and perform the Transaction Agreements and to acquire the Shares. Each of the Transaction Agreements constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms.

        3.2. Purchase Entirely for Own Account. The Shares to be received by such Investor and the Conversion Shares to be received upon conversion of such Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account and not with a view to the distribution of any part thereof. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, it being understood that the disposition of such Investor's property shall at all times remain within such Investor's control and that each Investor has a limited life and will dissolve and distribute its assets upon the termination of its existence. Such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third person, with respect to any of the Securities; provided, however, that nothing herein shall prohibit the transfer of the Shares to any Affiliate of such Investor.

        3.3. Restricted Securities. Such Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that, in the absence of an effective registration statement covering the Shares or the Conversion Shares or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In the absence of an effective registration statement covering the Securities such Investor will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Stockholders Agreement.

        3.4. Suitability. Such Investor is an accredited investor as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

        3.5. Financial Condition. Such Investor's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and can bear the loss of its entire investment in its Securities.

        3.6. Experience. Such Investor has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Shares.

        3.7. Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor, and such Investor agrees to indemnify and hold the Company and the other Investors harmless against any damages incurred as a result of any such claims.

        3.8. Legends. Such Investor understands that the certificates evidencing the Shares (and the certificates evidencing the Conversion Shares) may bear substantially the following legends:

                 3.8.1. "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144(k) of such Act or transferred to an affiliate."

                 3.8.2. Any legend required by the Stockholders Agreement or the laws of any applicable jurisdiction.

4.  Conditions to the Investors' Obligations at either Closing.

         The obligations of the Investors under Section 1.3 of this Agreement to purchase Shares at either the Initial Closing or the Second Closing are subject to the fulfillment on or before such Closing of each of the following conditions unless waived by each of the Investors:

        4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        4.2. Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

        4.3. Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Investors at such Closing a certificate certifying that the conditions specified in this Section 4 (and, if such Closing is the Second Closing, the conditions specified in Section 5) have been fulfilled.

        4.4. Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware, and such filing shall have become effective. Other than such filing, the Company shall have made no amendments to its Certificate of Incorporation.

        4.5. Qualifications. All authorizations, approvals, or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares to the Investors pursuant to this Agreement (including without limitation waivers issued by the FCC) shall have been duly obtained and shall be effective on and as of such Closing, other than those which are not required to be obtained before such Closing.

        4.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be satisfactory in form and substance to the Investors and the Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        4.7. Stockholders Agreement. The Stockholders Agreement substantially in the form of Exhibit B attached hereto shall have been executed and delivered by the Company, the Investors and each of the stockholders of the Company, and the Stockholders Agreement shall be in full force and effect.

        4.8. Stock Option Plan. The Company shall have adopted, and the stockholders of the Company shall have approved, the Stock Option Plan substantially in the form attached hereto as

Exhibit C.

        4.9. Warrants. The Company shall have issued to the stockholders of the Company (other than the Investors), and such stockholders shall have accepted and agreed to, the Warrants substantially in the form attached hereto as Exhibit D, as to an aggregate of 9,642,857 shares if such Closing is the Initial Closing, and as to an aggregate of 13,500,000 shares if such Closing is the Second Closing, in each case allocated among the stockholders in proportion to the respective numbers of shares of Common Stock held by each of them as of the date hereof, as set forth in Exhibit E.

        4.10. Secretary's Certificate. The Secretary or an Assistant Secretary of the Company shall have delivered to the Investors at such Closing a Certificate, dated as of the date of such Closing, certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Stockholders Agreement and the issuance, sale and delivery of the Shares and reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Stockholders Agreement; (c) that attached thereto is a true and complete copy of the Restated Certificate of Incorporation of the Company as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

        4.11. Opinion of Company Counsel. The Investors shall have received from Pedersen & Houpt, P.C., counsel for the Company, an opinion dated as of the date of such Closing in substantially the form attached hereto as Exhibit F.

        4.12. Opinion of Company FCC Counsel. The Investors shall have received from Pepper & Corazzini, L.L.P., FCC counsel for the Company, an opinion dated as of the date of such Closing in substantially the form attached hereto as Exhibit G.

        4.13. Completion of Boise Acquisition. Contemporaneously with the Initial Closing, the Company shall complete the Boise Acquisition, on substantially the same terms and for such consideration as is consistent with that the Boise Agreement, and otherwise on terms and conditions reasonably satisfactory to the Investors.

        4.14. Payment of Expenses. The Company shall have paid the fees and expenses of the Investors incurred in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and payable under Section 8.2 that have been invoiced on or before the date of such Closing.

5.  Additional Conditions to the Investors' Obligations at the Second Closing.

         The Investors' obligations under Section 1.3.2 to purchase the balance of the Shares at the Second Closing shall be subject to the fulfillment on or before the Second Closing of each of the following conditions unless waived by each of the Investors:

        5.1. Completion of Yakima Acquisition. The Company or a Subsidiary of the Company shall have entered into an agreement with Northwest Cable Network for the purchase by the Company or such Subsidiary of the assets relating to the wireless cable television system in Yakima, Washington (the "Yakima Acquisition"); the Company shall have delivered to the Investors not later than 20 days prior to the date of the Second Closing true and complete copies of such agreement, all exhibits and schedules thereto, all amendments thereto, all side letters entered into in connection therewith and all financial statements delivered in connection therewith, all of which shall be satisfactory in form and substance to the Investors; the Company shall have delivered to the Investors a schedule setting forth all of the information that would, to the best of the Company's knowledge as of the date of the Second Closing, be required to be disclosed in the Schedules referred to in Section 2.3 if the Yakima Acquisition had been completed prior to the date hereof, and true and complete copies of all documents referred to in such schedule, and such disclosures and the documents so furnished shall be satisfactory to the Investors; and contemporaneously with the Second Closing the Company or such Subsidiary shall have completed the Yakima Acquisition, for such consideration and on such other terms and conditions as are satisfactory to the Investors.

6.  Conditions to the Company's Obligations at either Closing.

         The obligation of the Company under Section 1.3 of this Agreement to issue and sell the Shares at either the Initial Closing or the Second Closing is subject to the fulfillment on or before such Closing of each of the following conditions unless waived by the Company:

        6.1. Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of such date.

        6.2. Payment of Purchase Price. The Investors shall have delivered payment of the aggregate purchase price of the Shares to be purchased by them at such Closing, as set forth in Section 1.3.

        6.3. Stockholders Agreement. The Stockholders Agreement substantially in the form of Exhibit B attached hereto shall have been executed and delivered by the Company, the Investors and each of the Stockholders of the Company, and the Stockholders Agreement shall be in full force and effect.

7.  Affirmative Covenants of the Company.

        7.1. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting principles.

                 7.1.1. Annual Reports. The Company shall furnish to the Investors as soon as available, and in any event within 90 days after the end of each fiscal year, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, the consolidated and consolidating statements of income and the consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail, showing actual versus budgeted amounts) and together in the case of consolidated financial statements with comparative figures for the immediately preceding fiscal year. The consolidated financial statements referred to in this Section
         7.1.1. shall be accompanied by unqualified reports of Arthur Andersen & Co. or other auditors selected by the Board of Directors of the Company, who shall be independent public accountants of national standing satisfactory to the Investors, containing no material uncertainty, to the effect that they have audited the consolidated financial statements referred to in this Section 7.1.1 in accordance with generally accepted auditing standards and that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their consolidated operations for the periods covered thereby in conformity with generally accepted accounting principles.

                 7.1.2. Quarterly Reports. The Company shall furnish to the Investors as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Company, the internally prepared consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, the consolidated and consolidating statements of income and the consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail, showing actual versus budgeted amounts) and together in the case of consolidated financial statements with comparative figures for the same period in the preceding fiscal year, all accompanied by a certificate of the Company signed by the principal financial officer of the Company to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                 7.1.3. Monthly Reports. The Company shall furnish to the Investors as soon as available, and in any event within 25 days after the end of each month other than the last month of any fiscal quarter the internally prepared consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and the consolidated and consolidating statements of income for such month and for the portion of the fiscal year then ended (all in reasonable detail, showing actual versus budgeted amounts) and together in the case of consolidated financial statements with comparative figures for the same period in the preceding fiscal year, all accompanied by a certificate of the Company signed by the principal financial officer of the Company to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                 7.1.4. Other Reports. The Company shall promptly furnish to the Investors:

                          7.1.4.1. As soon as prepared and in any event no later than 30 days before the beginning of each fiscal year, operating and capital budget for such fiscal year of the Company and its Subsidiaries, as approved by the Company's Board of Directors, prepared in a manner and at a level of detail consistent with the manner in which the financial statements of the Company are prepared and consistent with the practice of the cable television industry, on a month-by-month basis, including projected balance sheets and statements of income, cash flow and changes in financial condition for each month;

                          7.1.4.2. Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors;

                          7.1.4.3. Such registration statements, proxy statements and reports, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, any securities exchange or the National Association of Securities Dealers, Inc.; and

                          7.1.4.4. Any financial statements, "no-default" letters or other material correspondence sent by the Company or any of its Subsidiaries to any lenders.

                 7.1.5. Visits and Discussions. The Company shall permit each Investor and the authorized representatives of each such Investor, at all reasonable times during normal business hours and as often as reasonably requested, to visit and inspect, at the expense of such Investor, any of the properties of the Company and its Subsidiaries, including its books and records and, subject to reasonable arrangements with any transfer agents of the Company, lists of security holders, and to make extracts therefrom and to discuss the affairs, finances, and accounts of the Company and its Subsidiaries with its officers and auditors.

                 7.1.6. Litigation, etc. The Company shall promptly advise each Investor in writing of each action commenced or threatened against the Company or any of its

         Subsidiaries with an ad damnum in excess of $50,000 or which if successful could have a Material Adverse Effect, and of any facts that come to the Company's attention which question the accuracy or completeness of the representations and warranties contained herein when made.

                 7.1.7. Other Information. The Company shall also furnish to each Investor, with reasonable promptness, any such other information and data with respect to the Company and its Subsidiaries as such Investor may from time to time request.

        7.2. Confidentiality. Each of the Investors covenants and agrees that any person or entity receiving information under Section 7.1 or exercising rights of visitation or inspection granted hereunder shall maintain the confidentiality of all financial, confidential and proprietary information of the Company and its Subsidiaries acquired by them in exercising such rights. Notwithstanding the preceding sentence, each Investor may (a) disclose such information when required by law or governmental order or regulation, or when required by a subpoena or other process, (b) disclose such information to the extent necessary to enforce this Agreement or the Stockholders Agreement, (c) disclose such information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that the requirements of this
Section 7.2 shall in turn be binding on any such attorney, accountant, consultant or other professional, (d) disclose such information as may be required by any prospective purchaser of any Shares or Conversion Shares from such Investor, provided that such prospective purchaser agrees in writing to be bound by the provisions of this Section 7.2, or (e) disclose such information to the holders of partnership interests in such Investor or to any other Affiliate of such Investor.

        7.3. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares only for reduction of outstanding debt, for working capital and for expansion, including the Boise Acquisition and the Yakima Acquisition.

         7.4. Dealings with Affiliates and Others. Except for ordinary and usual Compensation arrangements, the Company and its Subsidiaries shall not enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any Affiliate on terms less favorable to the Company or such Subsidiary, as the case may be, than the Company or such Subsidiary would be able to obtain in a transaction with a person who is not an Affiliate.

        7.5. Certain Restrictions. Until the first date on which the Investors and their Affiliates hold less than the Required Shares, the Company shall not, without the written consent of both of the Investors, take, or permit any of its Subsidiaries to take, any of the actions set forth below in this Section 7.5, provided that such consent shall be deemed to have been given if the Investors have designated two or more individuals as members of the Board of Directors of the Company pursuant to the Stockholders Agreement, such persons shall have been duly elected and qualified as directors of the Company, and an action shall have been approved by the Board of Directors of the Company with all such members of the Board of Directors designated by the Investors affirmatively voting in favor of such action:

                 7.5.1. A merger or consolidation, whether or not the Company or a Subsidiary thereof is the surviving entity;

                 7.5.2. A sale, transfer, liquidation or other disposition of any System or any other major assets, whether effected by merger, sale of assets, sale of equity securities or otherwise;

                 7.5.3. The acquisition or lease of any System or any other major assets in excess of $500,000, whether effected by merger, purchase of assets, purchase of equity securities or otherwise;

                 7.5.4. The incurrence or refinancing of any Debt in excess of $500,000, or in the case of equipment financing transactions in excess of $250,000, per transaction or series of related transactions; provided, however, that the Investors shall not unreasonably withhold consent to the refinancing of the $14,000,000 Revolving Promissory Note dated March 17, 1994 with Bank of America Illinois;

                 7.5.5. The issuance by the Company of any equity securities, including pursuant to an initial public offering, and including the allocation of equity securities to management of the Company pursuant to the Stock Option Plan or otherwise;

                 7.5.6. The hiring of legal, accounting and financial advisors for such matters as material litigation, acquisitions in amounts exceeding $1,000,000, financings in amounts exceeding $5,000,000 and public offerings, provided that Arthur Andersen & Co. as initial auditor and of Pedersen & Houpt as initial counsel are hereby approved by the Investors;

                 7.5.7. The termination or replacement of William W. Kingery, Jr., the current President and Chief Executive Officer of the Company;

                 7.5.8. Engaging in any business other than wireless cable television or other businesses which are incidental thereto or use the same channel frequencies as are used for wireless cable television;

                 7.5.9. Entering into any agreement or arrangement with an Affiliate or any agreement or arrangement not negotiated on an arms' length basis;

                 7.5.10. Any amendment to the Charter or By-Laws of the Company; or

                 7.5.11. The incurrence of any capital or other expenditure in an amount exceeding $500,000, or contracting for any such expenditures.

        7.6. Observer Rights. Until such time as the Investors shall have designated at least two individuals to be members of the Company's Board of Directors pursuant to the Stockholders Agreement and such persons shall have been duly elected and qualified as directors of the Company, up to two individuals designated by the Investors shall be entitled to notice of and to attend, without voting rights, all meetings of the Board of Directors of the Company and all committees thereof, and to receive copies of all materials distributed to the directors in connection with such meetings.

        7.7. Current Payments to Meet Tax Liability. During any quarter in which either of the Investors or any of their respective partners is required to recognize, for federal income tax purposes, income in respect of any accretion in the Liquidation Value (as defined in the Restated Certificate) on the Preferred Stock for such quarter, the Company shall make cash payments to the holders of the Preferred Stock in reduction of Liquidation Value, pursuant to
Section 4.3.1 of the Restated Certificate, in the amount of 50% of such accretion for such quarter.

        7.8.  Conversion of Shares to Subordinated Note.   At any time that any
of the Preferred Stock is held by either of the Investors, the Company may request in writing (an "Exchange Request") that the Investors surrender all of the Preferred Stock held by them, in exchange for a Subordinated Convertible Promissory Note (the "Note") of the Company, with terms and conditions as nearly equivalent as possible and in any event no less favorable to the Investors than the terms and conditions of the Preferred Stock, including convertibility provisions. The Note shall be in a principal amount equal to the initial investment plus accrued dividends and shall accrue interest, compounded quarterly, at a rate of 10% per annum. The Note shall provide that all amounts of principal and of accrued but unpaid interest which are not converted into Conversion Shares shall be paid in cash at the time of conversion, and that 50% of the interest accruing on such note shall be payable currently in cash. Upon receipt of an Exchange Request, the Investors shall within 120 days enter into the exchange specified therein, provided that the Investors shall not be required to enter into such exchange unless it is (i) without any adverse tax consequences to the Investors or the holders of partnership interests therein, and (ii) pursuant to documentation reasonably satisfactory to the Investors and their counsel. The term "adverse tax consequences" in the previous sentence shall include a requirement to recognize, for federal income tax purposes, income in respect of interest on the Note in any period prior to the period in which less than 50% of such interest is paid to the Investors in cash. From and after the consummation of such exchange, references herein to the "Shares" shall be deemed to be references to the Note received by the Investors in exchange therefor, and references to the "Conversion Shares" shall be deemed to be references to the shares of Common Stock issued or issuable on conversion of the Note.

8.  Remedies.

        8.1. Rescission. In the event that (a) the Investors determine that any of the representations and warranties of the Company contained in this Agreement, or in the Schedules hereto or any documents delivered to the Investors in connection herewith, are false in whole or in part, and either (i) the effect thereof is that the Fair Value (as defined in Section 8.2) of the Company and its Subsidiaries on a consolidated basis is more than $3,000,000 below the Fair Value which the Company and its Subsidiaries would have had on a consolidated basis if the representations or warranties in question had not been false, or (ii) if as a result thereof the Company and its Subsidiaries are required to make payments of $1,000,000 or more than the Company and its Subsidiaries would have been required to be made if the representations or warranties in question has not been false or (b) if a court issues a final judgment binding on the Company or any of its Subsidiaries that results in all or a substantial portion of the assets relating to the wireless cable television system in Sacramento, California held by the Company and its Subsidiaries as of the date hereof being transferred to any Person or Persons other than the Company and its Subsidiaries, then, subject to the provisions of Section 8.3, the Investors may, by giving written notice to the Company (which in the case of (a) above must be given not later than the date which is 90 days after the delivery by the Company to the Investors of its audited financial statements for
1995), be entitled to rescind this Agreement and the purchase of Shares pursuant hereto in their entirety and in connection therewith to receive from the Company, upon demand, the return of the purchase price paid for the Shares, together with interest thereon at the rate of 10% from the date of purchase, compounded quarterly, and the surrender to the Company by the Investors of all the Shares held by the Investors, provided, however, that the Company shall not be relieved from its obligations under Section 9.2 as a result of such rescission. The foregoing shall, in the absence of fraud or intentional misrepresentation, be the Investors' exclusive remedy against the Company for the matters covered in this Section 8.1.

        8.2. Fair Value. The term "Fair Value" in Section 8.1 shall mean the fair market value of the Company as agreed upon by the Investors and the Company or as shown by an appraisal performed by an independent appraiser satisfactory to the Investors and the Company. In the event that the Company and the Investors do not agree on such fair market value or on the selection of an independent appraiser within 20 days after the event which gives rise to the need to determine Fair Value, each of the Company and the Investors shall select an appraiser within 30 days of such event and those two appraisers shall select within 45 days of such event another independent appraiser. The appraisers so selected shall then have 30 days from the date of the selection of the third appraiser to determine the fair market value of the Company. When determining the fair market value, the appraisers shall consider, among other factors, book value, liquidation value, replacement value and the value of future cash flows of the Company as an ongoing enterprise and shall make no deduction, discount or other subtraction whatsoever for the possible minority status or limited voting rights of the Investors. If the single appraiser has been appointed, such appraiser's determination of value shall be final and binding. If three appraisers shall have been appointed as hereinabove set forth, the values determined by the three appraisers shall be averaged, the determination which shall differ most from such average shall be disregarded, the remaining two determinations shall be averaged, and such average shall be final and binding. If one independent appraiser is selected, the Company and the Investors shall each bear one-half of the expenses of the independent appraiser. If the Company and the Investors have each selected an appraiser, the Company and the Investors shall each bear the expenses of its own appraiser and one-half the expenses of the independent appraiser selected by the two appraisers.

        8.3.  Cure by Stockholders.  If an event described in clause (a) of
Section 8.1 (but not an event described in clause (b) of Section 8.1) shall have occurred, then the Investors shall not be entitled to the rescission remedy described in Section 8.1 if one or more stockholders of the Company (other than the Investors) shall, before or within 10 days after the giving of the notice described in Section 8.1, make payments to the Company, for which no consideration is received by such stockholders, such that, after giving effect to such payments, neither of the conditions described in clauses (a)(i) and
(a)(ii) of Section 8.1 remains true.

        8.4. In the event of any breach by the Company and its Subsidiaries in the performance of the covenants contained in Section 7, the Investors shall be entitled to specific performance of the obligations of the Company and its Subsidiaries hereunder and to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances, it being agreed that monetary damages are not sufficient to compensate the Investors for the breach of such continuing obligations.

        8.5. The provisions of this Section 8 have been specifically negotiated in order to induce the Investors to enter into this Agreement.

9.  Miscellaneous.

        9.1. Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), or representatives to act on behalf of the holders of all of the Shares may be designated, upon the written consent of the Company and the holders of a majority of the Shares (each Share carrying voting rights equal to the number of Conversion Shares into which it can at such time be converted) and Conversion Shares then outstanding voting together as a single class, provided, however, that so long as the Investors hold any Shares, the consent of each Investor shall be obtained.

        9.2. Expenses, etc. Whether or not the transactions contemplated by the Transaction Agreements shall be consummated, the Company shall pay on submission of detailed invoices all expenses in connection with such transactions and in connection with operations under the Transaction Agreements and any amendments or waivers (whether or not the same become effective) thereof and all expenses incurred by the Investors or any transferee of the Shares issued hereunder or of the Conversion Shares in connection with the enforcement of any rights hereunder, under the respective Charters of the Company or its Subsidiaries, or under the Preferred Stock, including without limitation: (a) the cost and expenses of preparing and duplicating the Transaction Agreements and the Shares; (b) the cost of delivering to the Investors' principal office, insured to the Investors' satisfaction, the Shares sold to the Investors hereunder and any Securities delivered to the Investors in exchange therefor or upon any conversion thereof or in substitution thereof, insured to the Investors' satisfaction; (c) the fees, expenses and disbursements of Ropes & Gray; Gardner, Carton & Douglas;
and Latham & Watkins in connection with the transactions contemplated by the Transaction Agreements, including any regulatory or other filing attendant on the conversion of the Shares, and including filing fees payable in respect of filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (d) the fees, expenses and disbursements of Ernst & Young LLP and Hardin & Associates;
(e) all taxes including any recording fees and filing fees and documentary, stamp and similar taxes at any time payable in respect of this Agreement, or the issuance of the Shares or any securities issued in exchange therefor or upon conversion thereof or in substitution thereof; and (f) the reasonable fees and disbursements of counsel for any holder of Shares or Conversion Shares in connection with all opinions rendered by such counsel pursuant to Section 9.7 hereof.

         The Company hereby further agrees to indemnify, exonerate and hold the Investors and each of their partners, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities and damages, investigation or proceeding instituted by any governmental agency or any other Person and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by the indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Shares, or (b) the execution, delivery, performance or enforcement of the Transaction Agreements or any instrument contemplated hereby by any of the indemnitees, except for any such indemnified liabilities arising on account of any indemnitee's gross negligence or wilful misconduct.

         9.3.  Certain Defined Terms.  As used in this Agreement:

                 9.3.1. Action. The term "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise) or arbitration, or any proceeding by or before any Governmental Authority.

                 9.3.2. Affiliate. The term "Affiliate" shall mean, as to any specified Person at any time, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 1% of any class of the outstanding capital stock of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person), and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 1% of any class of outstanding capital stock or other evidence of beneficial interest at such time. In the case of the Investors the term "Affiliate" shall also include their partners and any limited partnership or other person formed for the purpose of investing in other companies or businesses and for which Boston Ventures Management, Inc., or any of its Affiliates acts as a partner or as an advisor or manager.

                 9.3.3. Business. The term "Business" shall mean the business of the Company and its Subsidiaries including without limitation as such business is reflected in the Financial Statements and the Budget.

                 9.3.4. By-laws. The term "By-laws" shall mean all written rules, regulations and by-laws, and all other documents (other than the Charter), relating to the management, governance or internal regulation of a Person (other than an individual) or interpretative of the Charter of such Person, each as from time to time in effect.

                 9.3.5. Charter. The term "Charter" shall mean the certificate or articles of incorporation or organization, statute, constitution, joint venture or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

                 9.3.6. Code. The term "Code" shall mean the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

                 9.3.7. Compensation. The term "Compensation", as applied to any Person, shall mean all salaries, compensation, remuneration or bonuses of any character, and medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, insurance or fringe benefits of any kind, or other payments of any kind whatsoever made directly or indirectly by the Company or any of its Subsidiaries to such Person or Members of the Immediate Family of such Person.

                 9.3.8. Contractual Obligation. The term "Contractual Obligation" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument including without limitation any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

                 9.3.9. Debt. "Debt" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                 9.3.10. Distribution. The term "Distribution" shall mean, with respect to the capital stock of or other evidence of beneficial interest in any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or beneficial interest; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or beneficial interest, directly, or indirectly through a Subsidiary or otherwise;
         (iii) any other distribution on or in respect of any shares of any class of such capital stock or beneficial interest, or on or in respect of any stock appreciation or similar right; and (iv) the payment of cash in lieu of shares upon the exercise of any stock option or similar instrument.

                 9.3.11. Enforceable. The term "Enforceable" shall mean, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 9.3.12. ERISA. The term "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

                 9.3.13. Generally Accepted Accounting Principles. The term "generally accepted accounting principles" shall mean generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the date hereof.

                 9.3.14. Guarantee. The term "Guarantee" shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the indebtedness of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or venture.

                 9.3.15. Governmental Authority. The term "Governmental Authority" shall mean any U.S. Federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

                 9.3.16. Governmental Order. The term "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                 9.3.17. Legal Requirement. The term "Legal Requirement" shall mean any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

                 9.3.18. Lien. The term "Lien" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include
         (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the Business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Legal Requirements, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due; and (vi) restrictions on transfer of FCC licenses imposed by the rules and regulations of the FCC.

                 9.3.19. Material Adverse Effect; Material. The term "Material Adverse Effect" shall mean any change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of the Company or any of its Subsidiaries which is materially adverse to the Company and its Subsidiaries taken as a whole or to any System on an individual basis. The term "material" as used in this Agreement shall mean material as determined by reference to the Company or any of its Subsidiaries either on an individual basis or a consolidated basis, or to any System on an individual basis.

                 9.3.20. Members of the Immediate Family. The term "Members of the Immediate Family", with respect to any individual, shall mean each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust or partnership created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

                 9.3.21. Ordinary Course of Business. The term "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice for the business operations in question, including without limitation past practice with respect to quantity and frequency, and the Company's standard employment and payroll policies and practices.

                 9.3.22. Person. The term "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

                 9.3.23. Required Shares. The term "Required Shares" shall mean 20% of the Shares originally purchased by the Investors hereunder (including any Conversion Shares into which such Shares were converted).

                 9.3.24. Subsidiary. The term "Subsidiary" shall mean, with respect to any Person (other than an individual), any other Person at least 50% of the voting power or 50% of the equity interest in which is owned or controlled, directly or indirectly, by such Person.

                 9.3.25. System. The term "System" shall mean any of the wireless cable systems operated by the Company or its Subsidiaries that cover a particular Locality.

                 9.3.26. Taxes. The term "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real or personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                 9.3.27. Tax Return. The term "Tax Return" shall mean all federal, state, local and foreign Tax returns, Tax reports, claims for refund of Tax and declarations of estimated Tax, or other statement relating to Taxes and any schedule or attachments to any of the foregoing.

         9.4. Cross-Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

        Term                                               Definition
        ----                                               ----------

        Agreement                                          Preamble
        Assets                                             Section 2.2.5.1
        Boise Acquisition                                  Section 2.11
        Boise Agreement                                    Section 2.11
        Boise Seller                                       Section 2.11
        Budget                                             Section 2.2.1
        Channel Lease Agreements                           Section 2.3.3.1
        Closing, Closings                                  Section 1.3
        Common Stock                                       Section 2.1.2
        Company                                            Preamble
        Contracts                                          Section 2.4.1
        Conversion Shares                                  Section 2.1.2
        Equipment                                          Section 2.2.5.2
        Exchange Request                                   Section 7.7
        FAA                                                Section 2.3.5
        Fair Value                                         Section 8.2
        FCC                                                Section 2.1.2
        Financial Statements                               Section 2.2.1
        Fund IV                                            Preamble
        Fund IVA                                           Preamble
        Initial Closing                                    Section 1.3.1
        Interim 1995 Financials                            Section 2.2.1
        Investors, Investor                                Preamble
        IRS                                                Section 2.5.2
        Leases                                             Section 2.2.5.2
        Leased Channels                                    Section 2.3.1
        Locality                                           Section 2.3.1
        Note                                               Section 7.7
        Owned Channels                                     Section 2.3.1
        Owned Licenses                                     Section 2.3.2
        Partnership Licenses                               Section 2.12
        Partnerships                                       Section 2.12
        Plans                                              Section 2.5.4.1
        Policies                                           Section 2.4.3
        Preferred Stock                                    Section 1.1
        Programming Contracts                              Section 2.3.7.1
        Real Property                                      Section 2.2.5.2
        Remaining Channels                                 Section 2.3.1
        Restated Certificate                               Section 1.1

        Shares                                             Section 1.2
        Second Closing                                     Section 1.3.2
        Securities                                         Section 3.2
        Securities Act                                     Section 2.1.2
        Stock Option Plan                                  Section 21.2
        Stockholders Agreement                             Section 2.1.1
        System Documents                                   Section 2.3.8.1
        Television L.P.                                    Section 2.12
        Towers                                             Section 2.3.6.1
        Tower Leases                                       Section 2.3.6.1
        Transaction Agreements                             Section 2.1.1
        Transaction Documents                              Section 2.1.5
        Welfare Plans                                      Section 2.5.4.1
        WJB-TV                                             Section 2.2.1
        Yakima Acquisition                                 Section 5.1
        1994 Financials                                    Section 2.2.1
        1993 Financials                                    Section 2.2.1
        1992 Financials                                    Section 2.2.1

        9.5. Survival of Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith shall be deemed material and to have been relied upon by such Investor, and, except as provided otherwise in this Agreement, shall survive the delivery of the Shares, and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Shares, whether so expressed or not.

        9.6. Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any of the Share, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of a security held by one of the Investors or by the nominee of one of the Investors, of an unsecured indemnity agreement from one of the Investors or such other holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of the Share, for cancellation to the Company at its principal office, the Company its expense will execute and deliver or will cause to be executed and delivered in lieu thereof a new security or like tenor. Any Share in lieu of which any such security has been so executed and delivered or caused to be executed and delivered by the Company shall not be deemed to be an outstanding security for any purpose.

        9.7. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any of the Shares or the Conversion Shares, the holder thereof will give not less than five days' prior written notice to the Company of such holder's intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. No holder of Shares or Conversion Shares shall transfer any Shares or Conversion Shares until (i) such holder delivers to the Company an opinion of Ropes & Gray or other counsel reasonably acceptable to the Company addressed to the Company to the effect that the proposed transfer may be effected without registration of such Shares or Conversion Shares under the Securities Act or applicable state securities laws and (ii) the transferee agrees in writing to be bound by all of the terms of this Agreement, and thereupon such holder shall be entitled, within 30 days thereafter, to transfer such Shares or Conversion Shares in accordance with the terms of this Agreement and the notice delivered by such holder to the Company. Each certificate representing Shares or Conversion Shares so transferred shall bear the restrictive legend referred to in Section 3.8.1 hereof, in each case unless the holder has delivered to the Company an opinion of Ropes & Gray or other counsel reasonably acceptable to the Company that such restrictions are no longer required in order to assure compliance with the Securities Act or applicable state securities laws. Whenever any of such restrictions shall cease and terminate as to any of the Shares or Conversion Shares, the holder thereof shall be entitled to receive, without expense, from the Company a new certificate of like tenor not bearing that part of the legend set forth in Section 3.8.1 that it is no longer applicable.

        9.8. Incorporation by Reference. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

        9.9. Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and any Investor may assign all of its rights and obligations herein to any Affiliate of such Investor.

        9.10. Governing Law. This Agreement shall be deemed a contract made under the laws of The Commonwealth of Massachusetts and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth, without regard to conflict of laws principles thereof.

        9.11. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the Company at:

                 Wireless Broadcasting Systems
                   of America, Inc.
                 9250 East Costilla Avenue
                 Suite 325
                 Englewood, CO  80122
                          Attn:  President
                          Telecopier:  (303) 649-1196
with a copy to:

                 John Muehlstein, Esq.
                 Pedersen & Houpt
                 161 North Clark Street
                 Chicago, IL  60601
                          Telecopier:  (312) 641-6895

to the Investors at:

                 Boston Ventures Limited Partnership IV
                 Boston Ventures Limited Partnership IVA
                 c/o Boston Ventures Management, Inc.
                 21 Custom House Street
                 Boston, MA 02110
                          Attn:  Barbara M. Ginader
                          Telecopier (617) 737-3709

with a copy to:

                 Philip J. Smith, Esq.
                 Ropes & Gray
                 One International Place
                 Boston, Massachusetts  02110
                          Telecopier:  (617) 951-7050

or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

        9.12. Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

        9.13. Entire Agreement. This Agreement and the Exhibits and Schedules hereto, together with any other Agreement referred to herein, constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof. This Agreement and such other Agreements supersede all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

        9.14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

        9.15. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

        [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, this Preferred Stock Purchase Agreement has been executed by the parties hereto as of the date first above written.

                                 WIRELESS BROADCASTING SYSTEMS
                                   OF AMERICA, INC.



                                 By:    /s/ WILLIAM W. KINGERY
                                    ------------------------------------------
                                      Name: William W. Kingery
                                      Title:   President


                                 BOSTON VENTURES LIMITED
                                   PARTNERSHIP IV

                                 By: Boston Ventures Company Limited
                                        Partnership IV, its general partner



                                 By:    /s/ BARBARA M. GINADER
                                    ------------------------------------------
                                      Name: Barbara M. Ginader
                                      Title:   General Partner


                                 BOSTON VENTURES LIMITED
                                    PARTNERSHIP IVA

                                 By:  Boston Ventures Company Limited
                                         Partnership IV, its general partner



                                 By:    /s/ BARBARA M. GINADER
                                    -------------------------------------------
                                      Name: Barbara M. Ginader
                                      Title:   General Partner

                         LIST OF EXHIBITS AND SCHEDULES

         Exhibits
         --------

           A     Restated Certificate of Incorporation
           B     Stockholders Agreement
           C     Stock Option Plan
           D     Form of Warrants
           E     Allocation of Warrants
           F     Opinion of Pedersen & Houpt, P.C.
           G     Opinion of Pepper & Corazzini, L.L.P.

         Schedules
         ---------



         2.1.1   Foreign Qualifications
         2.1.2   Stockholders and Option Holders
         2.1.3   Subsidiaries
         2.2.1   Financial Statements
         2.2.2   Accounts Receivable/Churn
         2.2.3   Change in Condition
         2.2.4   Liabilities
         2.2.5   Liens
         2.3.1   Channels and Channel Lease Agreements
         2.3.2   Owned Licenses
         2.3.4   Other FCC Licenses
         2.3.5   FAA Licenses
         2.3.6   Towers and Tower Leases
         2.3.7   Programming Contracts
         2.3.8   System Documents
         2.4.1   Contracts
         2.4.3   Insurance Policies
         2.4.4   Transactions with Affiliates
         2.5.2   Tax Matters
         2.5.4   Employee Benefit Plans
         2.5.5   Governmental Approvals and Consents
         2.5.6   Health, Safety Matters, etc.
         2.8     Litigation
         2.11    Boise System